COMPUTATION OF LOSS PER COMMON SHARE



                                     Period from                                      Nine months ended
                                     May 17, 1994                                       September 30,
                                  (inception) through        Year ended          ---------------------------
                                   December 31, 1994       December 31, 1995        1995             1996
                                  -------------------      -----------------     ----------       ----------
Primary Earnings Per Share
--------------------------
Net loss                               $  (36,111)           $ (648,302)         $ (576,862)      $ (687,999)
                                       ==========            ==========          ==========       ==========
Weighted average number of
 common shares outstanding
 during year                           $1,867,595            $2,201,662          $2,049,941       $2,229,773


Add common equivalent shares
 (as determined by the
 application of the treasury
 stock method) representing
 shares issuable upon assumed
 exercise of stock warrants                  --                    --                  --               --
                                       ----------            ----------          ----------       ----------
Weighted average number of
 common shares used in
 calculation of primary
 earnings per share                     1,867,595             2,201,662           2,049,941        2,229,773
                                       ==========            ==========          ==========       ==========
Earnings per common share
 assuming no dilution                        (.02)                 (.30)               (.28)            (.31)
                                       ==========            ==========          ==========       ==========
Fully Diluted Earnings Per Share
--------------------------------
Net loss                                  (36,111)             (648,302)           (576,862)        (687,999)
                                       ==========            ==========          ==========       ==========
Weighted average number of common
 shares outstanding during year         1,867,595             2,201,662           2,049,941        2,229,773

Add common equivalent shares (as
 determined by the application
 of the treasury stock method)
 representing shares issuable
 upon assumed exercise of stock
 warrants                                    --                    --                  --               --
                                       ----------            ----------          ----------       ----------
Weighted average number of
 common shares used in
 calculation of fully diluted
 earnings per share                     1,867,595             2,201,662           2,049,941        2,229,773
                                       ==========            ==========          ==========       ==========
Earnings per common share
 assuming full dilution                      (.02)                 (.30)               (.28)            (.31)
                                       ==========            ==========          ==========       ==========


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